Exhibit 3.1

AMENDED AND RESTATED BY-LAWS

OF

JANEL WORLD TRADE, LTD.

(As amended effective October 30, 2013)

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at United Corporate Services, Inc., 202 South Minnesota Street, Carson City, Nevada 89703 and United Corporate Services, Inc. shall be the registered agent of the corporation in charge thereof.

SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of Nevada, at such place or places as the Board of Directors (“Board”) may from time to time designate, or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. The annual meetings of the stockholders for the election of directors, and for such other business, shall be held at such place, either within or without the State of Nevada, and at such time and date as the Board shall determine and set forth in the notice of the meeting.

At each annual meeting, the stockholders entitled to vote shall elect a Board and they may transact such other corporate business as shall be stated in the notice of the meeting or as shall properly come before the stockholders at the meeting.

SECTION 2. OTHER MEETINGS. Meetings of the stockholders for any purpose may be held at such time and place, within or without the State of Nevada, as shall be stated in the notice of the meeting.

SECTION 3. VOTING. Unless otherwise stated in the Articles of Incorporation, the By-Laws, a Board resolution, a certificate of designation, or an agreement, each stockholder entitled to vote shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder. In accordance with Nevada Revised Statute Section 78.355, no proxy shall be voted after six (6) months from its date unless such proxy provides for a longer period. All elections for directors and all other questions shall be decided by majority vote except as otherwise provided by the Articles of Incorporation.

The corporation shall be entitled to recognize the person registered on its books as the owner of stock to be the exclusive owner for all purposes including voting and dividends, if any, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not the corporation shall have express or other notice thereof, except as otherwise expressly provided by law.

SECTION 4. QUORUM. Except as otherwise provided by the Articles of Incorporation or the By-laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting without notice other than announcement at the meeting until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary, or by resolution of the directors.

SECTION 6. NOTICE OF MEETINGS. Written notice, which shall be signed by the President or Vice President, if any, or the Secretary or Assistant Secretary, if any, or such other person as the directors may designate, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting, and upon the mailing of any such notice service thereof is complete and the time of the notice begins to run from the date upon which the notice is deposited in the mail for transmission to the stockholder. Personal delivery of any such notice to any officer of a corporation or association, to any member of a limited liability company managed by managers, to any general partner of a partnership, or to any trustee of a trust constitutes delivery of the notice to the corporation, association, limited liability company, partnership or trust. For a special meeting, no business other than that stated in the notice shall be transacted without the unanimous consent of all the stockholders present and entitled to vote thereat.

SECTION 7. ACTION WITHOUT MEETING. Unless otherwise provided by the Articles of Incorporation, any action required to be taken, or which may be taken, at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote if, prior to or after such action, a consent in writing setting forth such action shall be signed by the holders of issued and outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and such consent is filed with the minutes of proceedings of the stockholders.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be as designated from time to time by resolution of the Board of Directors but in no event less than three (3). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and duly qualified. A director need not be a stockholder.

SECTION 2. RESIGNATIONS. Any director, member of a committee, or other officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If the office of any director, member of a committee, or other officer becomes vacant for any reason, the remaining directors in office, by majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be chosen and duly qualified.

SECTION 4. REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for that purpose where such business is stated in the notice. Any director or directors may be removed by the unanimous vote of the board, excluding the director(s) being subject to the removal vote, for cause. Cause shall mean the following: (i) commission of (a) a felony, (b) a crime involving fraud or embezzlement, or (c) a violation of a law that effects the corporation; (ii) an act or omission that involves of dishonesty or a material misrepresentation related to the business of the corporation; (iv) the dereliction of any fiduciary duty to the corporation or any of its directors, employees or stockholders; (v) gross negligence or willful malfeasance in the performance of, or refusal to perform, substantial employment or director responsibilities after notice of such conduct; or (vi) a physical or mental disability which prevents the performance of duties for (a) a consecutive period of at least 60 days or (b) a total of 120 days or more in a twelve month period.

SECTION 5. INCREASE OF NUMBER. In the event of the number of directors being increased as provided in these By-Laws, the additional directors so provided for shall be elected by the directors already in office, and shall hold office until the next annual meeting of stockholders and thereafter until his or their successors shall be elected.

SECTION 6. POWERS. The Board shall exercise all of the powers of the corporation except such as are by law, by the Articles of Incorporation, or by the By-laws specifically conferred upon or reserved to the stockholders.

SECTION 7. COMMITTEES. The Board may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of two (2) or more directors of the corporation with such power and authority as is permitted by law and provided for in said resolution. The Board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member or such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

All committees shall keep regular minutes of their proceedings and report the same to the Board.

SECTION 8. MEETINGS. Meetings of the Board may be held either in or outside the State of Nevada provided a quorum be in attendance.

Members of the Board or any committee designated by such Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at such meeting.

Regular meetings of the Board may be scheduled by a resolution adopted by the Board. The Chairman of the Board, President, or Secretary may call, and, if requested by any two directors, must call, a special meeting of the Board and, for such special meetings, five (5) days notice by mail or twenty four (24) hours’ notice personally, or by telegraph or cable shall be given to each director. The Board may hold an annual meeting, without notice, immediately after the annual meeting of stockholders.

SECTION 9. QUORUM. A majority of the directors shall constitute a quorum at any meeting of the Board and the vote of a majority of a quorum shall constitute the act of the Board. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting until a quorum is obtained, and notice thereof shall be given to the directors not present of the adjournment and of the time and place of the new meeting.

SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees but, by resolution of the Board, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if, prior to or after such action, a written consent thereto is signed by all members of the Board, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board, serve at the discretion of the Board, and hold office until their successors are elected and duly qualified. In addition, the Board may elect a Chairman, one or more Vice-Presidents, and such Assistant Secretaries and Assistant Treasurers as it may deem proper. None of the officers of the corporation need be directors. The officers may be elected at the annual meeting or at any special meeting of the Board called for that purpose. Except for the offices of President and Secretary, one person may hold two or more offices.

SECTION 2. OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

SECTION 3. CHAIRMAN. The Chairman of the Board, if one be elected, shall preside at all meetings of the Board and he shall have and perform such other duties as from time to time may be assigned to him by the Board.

SECTION 4. PRESIDENT. The President shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He shall preside at all meetings of the stockholders, if present thereat, and, in the absence or non-election of the Chairman of the Board, at all meetings of the Board, and shall have general supervision, direction and control of the business of the corporation.

SECTION 5. VICE-PRESIDENT. Each Vice-President, if any, shall have such powers and shall perform such duties as shall be assigned to him by the directors.

SECTION 6. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all monies and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board or the President, taking proper vouchers for such disbursements. He shall render to the President and Board at the regular meetings of the Board, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

SECTION 7. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by the law or the By-laws, and, in case of his absence or refusal to neglect so to do, any such notice may be given by any person thereunto directed by the President, the directors, or stockholder upon whose requisition the meeting is called as provided in the By-laws. He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him by the directors or the President. He shall have the custody of the seal of the corporation, if any, and shall affix the same to all instruments requiring it when authorized by the directors or the President, and attest the same.

SECTION 8. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

SECTION 9. SALARIES. The salaries of all officers shall be fixed by the Board.

ARTICLE V

CAPITAL STOCK

SECTION 1. CERTIFICATES OF STOCK. Certificates of stock shall be in such form as required by law and as shall be adopted by the Board. They shall be signed by the Chairman or a Vice-Chairman of the Board, if any, or by the President or a Vice-President, if any, and by the Secretary or an Assistant Secretary, if any, or the Treasurer or an Assistant Treasurer, if any, and may be sealed with the corporate seal or a facsimile thereof. When such a certificate is countersigned by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

SECTION 2. LOST OR DESTROYED CERTIFICATES. If the holder of any certificate representing shares of stock of the corporation notifies the corporation of any loss, theft or destruction thereof, the Board may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise in such form and amount and with such surety or sureties as the Board may require to indemnify the corporation against loss or liability by reason of the issuance of such new certificate.

SECTION 3. TRANSFER OF SHARES. Shares of the corporation shall be transferable only upon its books by the registered holder thereof in person or by his duly authorized attorney or legal representative and upon such surrender of the certificate or certificates for such shares properly assigned for transfer. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. STOCKHOLDERS RECORD DATE. The Board may fix, in advance, a date not exceeding sixty (60) days nor less than ten (10) days, as the record date for the determination of stockholders entitled (i) to receive notice of or to vote at any meeting of stockholders, (ii) to consent to any proposal without a meeting, (iii) for the purpose of determining stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, (iv) or for the purpose of any other lawful action.

ARTICLE VI

MISCELLANEOUS

SECTION 1. DIVIDENDS. The directors may, in their discretion, declare dividends, from time to time and in amounts in their discretion, upon the capital stock of the corporation from the surplus or net profits available therefore.

SECTION 2. SEAL. The directors, from time to time by resolution, may provide a suitable corporate seal, which, if provided for an used, shall be in the charge of the Secretary and shall be used as authorized by the By-laws. The seal, if any, may be used by causing it or a facsimile thereof to be impressed or affixed, or in any manner reproduced.

SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board.

SECTION 4. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board.

SECTION 5. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by the By-laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage, prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.

Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent either (i) by a writing on the records of the meeting or filed with the Secretary, (ii) by presence at such meeting and oral consent entered on the minutes, or (iii) by taking part in the deliberations at such meeting without objection, the doings of such meeting shall be as valid as if had at a meeting regularly called and noticed, and, at such meeting, any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time, and, if any meeting be irregular for want of notice or of such consent, provided a quorum was present at such meeting, the proceedings of said meeting may be ratified and approved and rendered likewise valid, and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Any such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Whenever any notice whatever is required to be given under the provisions of the law, the Articles of Incorporation, or the By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

AMENDMENTS

The By-laws may be altered or repealed, and By-laws may be made, at any annual meeting of the stockholders, or at any special meeting thereof, if notice of the proposed alteration or repeal of the By-law or By-laws to be made is contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board at any regular meeting of the Board or at any special meeting of the Board if notice of the proposed alteration or repeal of the By-law or By-laws to be made is contained in the notice of such special meeting.

ARTICLE VIII

INDEMNIFICATION

No director shall be liable to the corporation or any of its stockholders or creditors for any monetary damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties to the corporation or its stockholders as a director or officer and (ii) his breach of those duties involved an intentional misconduct, fraud, or a knowing violation of law. It is the intention of the foregoing provisions to eliminate the liability of the corporation’s directors to the corporation, its stockholders, and creditors to the fullest extent permitted by law. The corporation shall indemnify to the fullest extent permitted by law each director and officer that such law grants the corporation the power to indemnify. The corporation shall advance any expenses to any such director or officer as may be required to defend an action against such person.

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